SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 9, 2009 (September 8, 2009)
Republic Services, Inc.
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation)

1-14267 (Commission File Number)	65-0716904 (IRS Employer Identification No.)

18500 North Allied Way Phoenix, Arizona (Address of principal executive offices)	85054 (Zip Code)
Registrant’s telephone number, including area code (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On September 8, 2009, Republic Services, Inc. (the “Company”) completed the issuance and sale of $650 million of Senior Notes due 2019 (the “Notes”) in a previously announced private offering.
The Company intends to use the net proceeds of the offering, which are approximately $641 million, as follows: approximately $256 million (including accrued interest) to tender for certain outstanding senior notes maturing in 2010 and 2011 that were issued by the Company or one of its subsidiaries, approximately $250 million to reduce amounts outstanding under the Company’s revolving credit facility and approximately $105 million to remit estimated tax payments related to the Company’s divesture of assets in connection with its 2008 merger with Allied Waste Industries, Inc., with the remainder to be used for general corporate purposes, including capital expenditures.
The Notes were sold only to qualified institutional buyers in accordance with Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons, in reliance on Regulation S. The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act.
Indenture
The Notes were issued pursuant to the Indenture (the “Base Indenture”), dated as of September 8, 2009, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “Supplemental Indenture” and, collectively with the Base Indenture, the “Indenture”), dated as of September 8, 2009, by and among the Company, the guarantors named therein and the Trustee. A copy of the Base Indenture and Supplemental Indenture are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
The Notes are general senior unsecured obligations of the Company and will mature on September 15, 2019 with interest payable semi-annually on March 15 and September 15, beginning March 15, 2010. The Notes are guaranteed by each of the Company’s subsidiaries that also guarantee the Company’s revolving credit facility. These guarantees are general senior unsecured obligations of the subsidiary guarantors.
At the Company’s option, it may redeem some or all of the Notes, at any time or from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the date of redemption on a semi-annual basis at the applicable Treasury Rate (as defined in the Indenture), plus 35 basis points. Additionally, if the Company experiences specific kinds of changes of control, each holder of the Notes will have the right to require the Company to purchase all or a portion of such holder’s Notes, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest.
The Indenture provides for certain limitations on the Company’s ability and the ability of certain of its subsidiaries to (i) create liens on the capital stock or indebtedness of any principal subsidiary or certain property and (ii) enter into sale and leaseback transactions. Further, the Company may not consolidate, merge or sell substantially all of its assets as an entirety, unless, among other requirements: (i) the successor corporation assumes the Company’s obligations on the Notes and (ii) no Event of Default (as defined in the Indenture) has occurred and is continuing. Failure by the Company to pay when due any of its obligations or any of its principal subsidiaries’ obligations in the aggregate principal amount of at least $25 million that continues for 25 days after notice to the Company by the Trustee or holders of at least 25% in principal amount of the Notes then outstanding constitutes a default under the Indenture.
Registration Rights Agreement
In addition, on September 8, 2009, the Company entered into a Registration Rights Agreement with the guarantors named therein and Banc of America Securities LLC, Barclays Capital Inc. and J.P. Morgan Securities Inc., as representatives of the several initial purchasers named therein. A copy of the Registration Rights Agreement is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Under the Registration Rights Agreement, the Company agreed to use its reasonable best efforts to cause to become effective a registration statement with respect to an offer to exchange the Notes for freely tradable notes issued by the Company, that are registered with the Securities and Exchange Commission and that have terms substantially identical in all material respects to the Notes. If the Company is unable to effect the exchange offer and in other limited circumstances, the Company agreed to use its reasonable best efforts to file and cause to become effective a shelf registration statement relating to resales of the Notes. The Company will be obligated to pay additional interest on the Notes if it does not complete the exchange offer within 365 days after the issue date of the Notes, or in certain other circumstances if the Company is required to file a shelf registration statement.
The descriptions and provisions of the Base Indenture, the Supplemental Indenture and the Registration Rights Agreement set forth above are summaries only, are not necessarily complete, and are qualified in their entirety by reference to the full and complete terms contained in the Base Indenture, the Supplemental Indenture and the Registration Rights Agreement, copies of which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to purchase the Notes.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information under Item 1.01 is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of September 8, 2009, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture, dated as of September 8, 2009, by and among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Registration Rights Agreement, dated as of September 8, 2009, by and among the Company, the guarantors named therein and Banc of America Securities LLC, Barclays Capital Inc. and J.P. Morgan Securities Inc., as representatives of the several initial purchasers named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 9, 2009

REPUBLIC SERVICES, INC.
By:	/s/ Tod C. Holmes
Tod C. Holmes
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Charles F. Serianni
Charles F. Serianni
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)